Exhibit 5.1
[MINTZ LEVIN LOGO]
One Financial Center
Boston, MA 02111
617-542-6000
617-542-2241 fax
www.mintz.com
December 15, 2011
ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, MA 02139-4234
Ladies and Gentlemen:
     This opinion is furnished to you in connection with a Prospectus Supplement, dated December 15, 2011 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-178489 (the “Registration Statement”), filed by ARIAD Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of an aggregate of 24,725,000 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), including 3,225,000 shares subject to the underwriters’ option, to J. P. Morgan Securities LLC, Cowen and Company, LLC and Jefferies & Company, Inc., as representatives of the underwriters (the “Underwriters”), pursuant to an Underwriting Agreement dated December 15, 2011 between the Company and the Underwriters (the “Underwriting Agreement”), which Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.
     In connection with this opinion, we have examined the Company’s Certificate of Incorporation, as amended, and Amended and Restated By-Laws, both as currently in effect; the minutes of all pertinent meetings of the directors of the Company relating to the Registration Statement, the Prospectus Supplement, the Underwriting Agreement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; the Registration Statement and the exhibits thereto; the Prospectus Supplement; and the Underwriting Agreement.
     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.
     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of the Common Stock.
     Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

December 15, 2011

herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
     Very truly yours,
     /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.